1 Hershey Drive Smith Falls, ON K7A 0A8 (855)558-9333 invest@canopygrowth.com www.canopygrowth.com

Exhibit 10.43

August 17, 2023

Christelle Gedeon Employee #: 10670 BY EMAIL

Dear Christelle:

We are pleased to confirm that effective August 21, 2023, the following changes will be made with respect to your employment with Canopy Growth Corporation. Please note that unless explicitly changed within this letter, all other terms of your Employment Agreement, remain intact. If we have not received a signed document within seven days of issuing this letter, this will become null and void.

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Your salary has been increased to $535, 000 annually.

Canopy Growth Corporation would like to take this opportunity to thank-you for your past, present and future contributions!

Regards,

/s/ Jenny Brewer

Jenny Brewer

Chief Human Resources Officer

I acknowledge that I have read and understand the terms of employment set out above. Dated at , this day of , 2023.

/s/ Christelle Gedeon

Signature

Christelle Gedeon

Please Print Name

1 Hershey Drive ● Smiths Falls ON ● K7A 0A8 ● +1.613.706-2185 ● www.tweed.com